Exhibit 4.4

TENTH SUPPLEMENTAL INDENTURE
TENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 26, 2013, among Windstream Corporation, a Delaware corporation (the “Company”), certain subsidiaries of the Company, as set forth on Annex A (the “Subsidiary Guarantors”), and U.S. Bank National Association, a national banking association organized under the laws of the United States of America (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company and certain of its Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of February 27, 2007 (as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Note Guarantee Amendment, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture referred to below, the “Indenture”), providing for an initial issuance of an aggregate principal amount of $500,000,000 of the Company's 7.0% Senior Notes due 2019 (the “Notes”) and guarantees of the Notes by the Subsidiary Guarantors (the “Subsidiary Guarantees”), and the Company and other Subsidiary Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of August 31, 2007 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of December 12, 2007 (the “Second Supplemental Indenture”), the Amendment to the Note Guarantee, dated as of July 17, 2008 (the “Note Guarantee Amendment”), a Third Supplemental Indenture, dated as of June 22, 2009 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of November 20, 2009 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture, dated as of December 14, 2009 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture, dated as of February 25, 2010 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture, dated as of May 10, 2010 (the “Seventh Supplemental Indenture”), an Eighth Supplemental Indenture, dated as of June 25, 2010 (the “Eighth Supplemental Indenture”), and a Ninth Supplemental Indenture, dated as of January 11, 2011 (the “Ninth Supplemental Indenture”);
WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company and the Subsidiary Guarantors, when authorized by their Boards of Directors (as evidenced in each case by a Board Resolution), and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);
WHEREAS, the Company and the Subsidiary Guarantors desire to supplement and amend the Indenture;
WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of August 12, 2013 (as amended from time to time, the “Offer to Purchase”), and an accompanying Consent and Letter of Transmittal, to the Holders of the Notes seeking their consent (the “Consent Solicitation”) to certain proposed amendments to the Indenture, as described in the Offer to Purchase;

WHEREAS, the Company and the Subsidiary Guarantors have obtained the Requisite Consents from the Holders to amend certain provisions of the Indenture on the terms hereinafter provided; and
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Subsidiary Guarantors have been done;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:
ARTICLE ONE
Definitions
1.Capitalized Terms. Capitalized terms used in this Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Indenture.

ARTICLE TWO
Amendments
1.Amendments to the Indenture. This Supplemental Indenture hereby amends the Indenture and Notes as provided for below:

(a)Section 4.03 (Reports) of the Indenture shall be deleted in its entirety;

(b)Section 4.05 (Taxes) of the Indenture shall be deleted in its entirety;

(c)Section 4.07 (Restricted Payments) of the Indenture shall be deleted in its entirety;

(d)Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture shall be deleted in its entirety;

(e)Section 4.09 (Incurrence of Indebtedness) of the Indenture shall be deleted in its entirety;

(f)Section 4.10 (Asset Sales) of the Indenture shall be deleted in its entirety;

(g)Section 4.11 (Transactions with Affiliates) of the Indenture shall be deleted in its entirety;

(h)Section 4.12 (Liens) of the Indenture shall be deleted in its entirety;

(i)Section 4.13 (Business Activities) of the Indenture shall be deleted in its entirety;

(j)Section 4.14 (Offer to Repurchase upon a Change of Control) of the Indenture shall be deleted in its entirety;

(k)Section 4.18 (Guarantees) of the Indenture shall be deleted in its entirety;

(l)Section 4.19 (Sale and Leaseback Transactions) of the Indenture shall be deleted in its entirety;

(m)Clauses (ii) and (iii) of Section 5.01(a) (Merger, Consolidation or Sale of Assets) of the Indenture shall be deleted in their entirety;

(n)Clauses (iv), (vi) and (vii) of Section 6.01(a) (Events of Default) of the Indenture shall be deleted in their entirety;

(o)The failure to comply with the terms of any of the Sections of the Indenture set forth in clauses (a) through (m) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture; and

(p)All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in Sections deleted by this Supplemental Indenture are hereby deleted in their entirety.

ARTICLE THREE
Miscellaneous

1.	Ratification of Indenture; Supplemental Indenture Part of Indenture.

(a)
Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

(b)
The Notes include certain of the foregoing provisions from the Indenture. Upon the date hereof, as provided for in this Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

2.New York Law to Govern. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE. THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

3.Severability. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

4.Successors. All agreements of the Company, the Subsidiary Guarantors and Windstream in this Supplemental Indenture shall bind any successors thereto.

5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

7.Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture.

8.Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and each Subsidiary Guarantor.
***

IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of August 26, 2013.
WINDSTREAM CORPORATION

By    /s/ Anthony W. Thomas
Name: Anthony W. Thomas
Title: Chief Financial Officer

GUARANTORS:

BISHOP COMMUNICATIONS CORPORATION
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA
COMMUNICATIONS SALES AND LEASING, INC.
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CT CELLULAR, INC.
CT COMMUNICATIONS, INC.
CT WIRELESS CABLE, INC.
D&E COMMUNICATIONS, INC.
D&E INVESTMENTS, INC.
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EQUITY LEASING, INC.
GABRIEL COMMUNICATIONS FINANCE COMPANY
HEART OF THE LAKES CABLE SYSTEMS, INC.
HOSTED SOLUTIONS CHARLOTTE, LLC
HOSTED SOLUTIONS RALEIGH, LLC
IOWA TELECOM DATA SERVICES, L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL COMMUNICATIONS CORPORATION
KDL HOLDINGS, LLC
KERRVILLE CELLULAR, LLC
KERRVILLE COMMUNICATIONS CORPORATION
KERRVILLE MOBILE HOLDINGS, LLC
KERRVILLE WIRELESS HOLDINGS, LLC
LAKEDALE COMMUNICATIONS, LLC
LEXCOM INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, INC.
NUVOX, INC.
OKLAHOMA WINDSTREAM, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, INC.

VALOR TELECOMMUNICATIONS ENTERPRISES FINANCE
CORP.
VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
VALOR TELECOMMUNICATIONS INVESTMENTS, LLC
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BAKER SOLUTIONS, INC.
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM HOSTED SOLUTIONS, LLC
WINDSTREAM INTELLECTUAL PROPERTY SERVICES,
INC.
WINDSTREAM IOWA COMMUNICATIONS, INC.
WINDSTREAM IOWA-COMM, INC.
WINDSTREAM KDL-VA, INC.
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, INC.
WINDSTREAM NETWORK SERVICES OF THE MIDWEST,
INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, INC.
WINDSTREAM NUVOX ILLINOIS, INC.
WINDSTREAM NUVOX INDIANA, INC.
WINDSTREAM NUVOX KANSAS, INC.
WINDSTREAM NUVOX OKLAHOMA, INC.

WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, INC.
WINDSTREAM SUPPLY, LLC
WIRELESS ONE OF NORTH CAROLINA, LLC

By	/s/ Anthony W. Thomas
Name: Anthony W. Thomas
Title: Chief Financial Officer

GUARANTORS:

SOUTHWEST ENHANCED NETWORK SERVICES, LP

By:    Valor Telecommunications Enterprises, LLC, its general partner

By    /s/ Anthony W. Thomas
Name: Anthony W. Thomas
Title: Chief Financial Officer

WINDSTREAM SOUTHWEST LONG DISTANCE, LP

By:    Valor Telecommunications Enterprises, LLC, its general partner

By:    /s/ Anthony W. Thomas
Name: Anthony W. Thomas
Title: Chief Financial Officer

ANNEX A
Subsidiary Guarantors
BISHOP COMMUNICATIONS CORPORATION
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA
COMMUNICATIONS SALES AND LEASING, INC.
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CT CELLULAR, INC.
CT COMMUNICATIONS, INC.
CT WIRELESS CABLE, INC.
D&E COMMUNICATIONS, INC.
D&E INVESTMENTS, INC.
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EQUITY LEASING, INC.
GABRIEL COMMUNICATIONS FINANCE COMPANY
HEART OF THE LAKES CABLE SYSTEMS, INC.
HOSTED SOLUTIONS CHARLOTTE, LLC
HOSTED SOLUTIONS RALEIGH, LLC
IOWA TELECOM DATA SERVICES, L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL COMMUNICATIONS CORPORATION
KDL HOLDINGS, LLC
KERRVILLE CELLULAR, LLC
KERRVILLE COMMUNICATIONS CORPORATION
KERRVILLE MOBILE HOLDINGS, LLC
KERRVILLE WIRELESS HOLDINGS, LLC
LAKEDALE COMMUNICATIONS, LLC
LEXCOM INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, INC.
NUVOX, INC.
OKLAHOMA WINDSTREAM, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
SOUTHWEST ENHANCED NETWORK SERVICES, LP
TELEVIEW, LLC
TEXAS WINDSTREAM, INC.
VALOR TELECOMMUNICATIONS ENTERPRISES FINANCE CORP.
VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
VALOR TELECOMMUNICATIONS INVESTMENTS, LLC
VALOR TELECOMMUNICATIONS OF TEXAS, LLC

WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BAKER SOLUTIONS, INC.
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM HOSTED SOLUTIONS, LLC
WINDSTREAM INTELLECTUAL PROPERTY SERVICES, INC.
WINDSTREAM IOWA COMMUNICATIONS, INC.
WINDSTREAM IOWA-COMM, INC.
WINDSTREAM KDL-VA, INC.
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, INC.
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, INC.
WINDSTREAM NUVOX ILLINOIS, INC.
WINDSTREAM NUVOX INDIANA, INC.
WINDSTREAM NUVOX KANSAS, INC.
WINDSTREAM NUVOX OKLAHOMA, INC.
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SOUTHWEST LONG DISTANCE, LP
WINDSTREAM SUGAR LAND, INC.
WINDSTREAM SUPPLY, LLC
WIRELESS ONE OF NORTH CAROLINA, LLC

The Trustee

U.S. Bank National Association

By:     /s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President